UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 12, 2008
EPICEPT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51290	52-1841431

(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road
Tarrytown, NY	10591

(Address of Principal Executive Offices)	(Zip Code)
(914) 606-3500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On September 12, 2008, the registrant, EpiCept Corporation (the “Company”), entered into Amendment No. 1 to a license agreement with DURECT Corporation (“Durect”), dated as of December 20, 2006.
As previously disclosed on the Company’s Current Report on Form 8-K filed on December 26, 2006, the Company entered into a license agreement with Durect pursuant to which the Company granted Durect the exclusive worldwide rights to certain of Company’s intellectual property for a transdermal patch containing bupivacaine for the treatment of back pain.
Pursuant to the Amendment, in consideration for the receipt of $2.25 million from Durect, EpiCept granted Durect an exclusive royalty-free, fully paid up license for such intellectual property.
A copy of the Amendment is attached hereto and incorporated herein by reference as Exhibit 10.1.

Item 9.01	Financial Statement and Exhibits.
(d)	Exhibits.

10.1	Amendment No. 1 to License Agreement between EpiCept Corporation and DURECT Corporation, dated as of September 12, 2008.
99.1	Press Release of EpiCept Corporation, dated September 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION
By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Chief Financial Officer

Date: September 16, 2008

EXHIBIT INDEX

No.	Description
10.1	Amendment No. 1 to License Agreement between EpiCept Corporation and DURECT Corporation, dated as of September 12, 2008.
99.1	Press Release of EpiCept Corporation, dated September 15, 2008.